Exhibit 10.9.1

660 Tudor Square, L.P.

Lease Addendum #1

LANDLORD:660 Tudor Square, L.P.

TENANT:Helius Medical Technologies, Inc.

PREMISES:642 Newtown Yardley Rd, Suite 215

CURRENT LEASE TERM:January 1, 2022 - March 31, 2025

1.	This lease shall be extended for one (1) additional year, ending March 31, 2026.
2.	The Minimum Base Rent Schedule shall be as follows:

04/01/2025 - 03/31/2026$3,750.00/month + $297.00/mo. electric

ALL OTHER TERMS AND CONDITIONS OF THIS LEASE REMAIN UNCHANGED AND IN EFFECT

01/16/25 /s/ Jeffrey S. Mathiesen

DateTenant: Jeffrey S. Mathieson

Helius Medical Technologies, Inc.

01/16/25 /s/ Daniel J. McCloskey

DateLandlord: Daniel J. McCloskey, Partner

660 Tudor Square, L.P.